Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1996, which appears on page 20 of the 1995 Annual Report to Shareholders of Universal Stainless & Alloy Products, Inc. (the Company), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.



PRICE WATERHOUSE LLP
Pittsburgh, Pennsylvania
October 4, 1996

C/M  11834.0000 409756.1